UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2017

Syros Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37813	45-3772460
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

620 Memorial Drive, Suite 300 Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 744-1340

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01 Other Events.

On April 26, 2017, Syros Pharmaceuticals, Inc., a Delaware corporation (the “Company”), issued a press release announcing the closing of a previously announced private placement of 2,592,591 shares of its common stock, $0.001 par value per share, at a per share cash purchase price of $13.50. The private placement will result in gross proceeds of approximately $35,000,000 to the Company, prior to the deduction of fees and operating expenses. The full text of the press release issued in connection with this announcement is attached as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

See the Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYROS PHARMACEUTICALS, INC.

Date: April 26, 2017	By:	/s/ Nancy Simonian
Nancy Simonian, M.D. President & Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated April 26, 2017